# LEASE AGREEMENT

**BETWEEN**

**Lake Butler Plaza Properties, LLC, a Florida limited liability company**

---

**LANDLORD**

and

**TENANT**

**ICORE Connect, Inc., a Florida corporation**

---

**ADDRESS OF PREMISES**

**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240**
**Winter Garden, FL 34787**

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# INDEX
LEASE AGREEMENT

# FACE PAGE

This LEASE, is entered into and made EFFECTIVE on the 17 day of October, 2017.
*(if blank, upon the Effective Date as defined herein)*

by and between

Lake Butler Plaza Properties, LLC, a Florida limited liability company

herein called "Landlord",
and

ICORE Connect, Inc., a Florida corporation

herein called "Tenant".

## LEASE SUMMARY
**Definition of Terms**

a **Shopping Center:** Lake Butler Plaza
containing approximately 10,200 total square feet
Note: Sometimes hereinafter referred to as "Center", "Property", "Shopping Center" or "Building"

b **Demised Premises:** 3554 West Orange Country Club Drive
Suites 210, 220, 230 and 240, Winter Garden, FL 34787
containing approximately 4,080 square feet ±
See Exhibit "A"

c **Landlord's Mailing Address:** c/o Julian Properties, Inc., 7491 Conroy Windermere Rd, Ste A, Orlando, FL 32835

d **Tenant's Mailing (Principal) Address:** 13506 Summerport Parkway, #160, Windermere, FL 34786

e **Tenant's Contact Information:** contact person:
Tel.
Fax
Email:

f **Guarantor(s) name:**

g **Tenant's Trade Name:** ICORE Connect

h **Lease Commencement Date:** November 1, 2017

i **Lease Expiration Date:** October 31, 2020

j **Mandatory Lease Term Option Periods:** None.

k **Rent Commencement Date:** November 1, 2017
**Rent Due Date:** FIRST day of each month
Note: If the Rent Commencement Date of Lease Expiration Date are on days other than the first of the month, Rent shall be prorated accordingly.

l **Free Rent Period:** None [none if blank]

m **Tenant Allowance:** $zero [zero if blank]
Note: See Exhibit "H"

n **Improvements to be made by Landlord:** None

o **Improvements to be made by Tenant:** None
Note: Unless otherwise stated herein, the cost of all improvements are the tenants sole responsibility. Plans are to be submitted to Landlord prior to commencement of any work and done by a Florida licensed general contractor.

p **Minimum Base Rent:** See chart below

| Lease Term | Monthly |
|---|---|
| 1st year | $5,428.10 |
| 2nd year | $5,590.94 |
| 3rd year | $5,758.67 |

Note: Tenant shall pay sales tax on the gross rent pursuant to section 6.1 of the Lease, unless exempt.

q **Additional Rent and Other Sums Payable by Tenant:** Additional rent (herein "CAMIT") for Common Area Maintenance, Insurance (CAM), and Real Property Tax. Additional rent shall begin accruing on the LEASE COMMENCEMENT DATE and shall be payable with the Minimum Base Rent.
Note: Includes CAM (section 7), Insurance (section 8), and Real Estate Taxes (section 9)

r **Estimated Monthly CAM Expenses:** (Other than Base Rent and Sales Tax) $2.50 per square foot per year payable monthly which will be $850.00 per month for the first year

s **Estimated Monthly Insurance:** zero

t **Estimated Monthly Real Property Tax Expenses:** 4/10th of estimated real property taxes $696.92 per month for the first year
Note: Real Property taxes for 2017 are estimated to be $20,907.14.

u **Estimated Beginning Monthly Total Rent:**

| Beginning Pro-forma Gross Rent per Month for First Year | | |
|---|---|---|
| Minimum Base Rent | $5,428.10 | |
| Est. CAM | $850.00 | |
| Est. Real Property Taxes | $696.92 | |
| Estimated Sales Tax | $453.38 | |
| Total | $7,428.40 | |

v **Payment of Rent:** prorated rent for first month rent due upon Effective Date. All other rent shall be payable on the first day of each month in advance. If rent for November 2017 has been paid through November 15th under the prior lease, Rent for November 2017 under the new Lease shall prorate and credit such prepayment of rent.
Note: Tenant will make every reasonable effort to pay rent by check or electronic deposit directly into Landlord's bank account.

w **Security Deposit:** $ 3,600.00
Note: Landlord is currently holding $3,600.00 under the prior lease with Tenant and shall continue to hold said Security Deposit under this Lease.

x **Permitted Use(s) Limitation(s):** Professional, medical or general business office
Note: Subject to prohibitions of paragraph 4.1

y **Real Estate Brokers:** No tenant co-broker. Landlord has separate agreement with Julian Properties Inc.

z **Parking:** Tenant shall have the non-exclusive use of the parking area in common with other tenants, subject to the reasonable rules and regulations of Landlord.

aa **Paragraphs 16.1 and 16.2 are deleted and restated as follows:**

Except as set forth in this lease, TENANT agrees to maintain the premises in the same condition as at the start of this lease at all times during the term of this lease, subject to reasonable wear and tear, specifically including ~~TENANT shall pay the first $150.00 of all reasonable and necessary repairs during any monthly period of time~~, and if the cost of repairs is expected to exceed said sum during any monthly period of time, TENANT shall give LANDLORD at least 48 hours prior notice of the need for such repairs, except in an emergency.

LANDLORD shall keep all roofs, plumbing systems not including the repair or replace plumbing fixtures or plumbing blockages in any sinks or toilets for any reason; keep all electrical wiring system structurally sound and in working condition, except for defects caused by TENANT; and shall keep all heating and air-conditioning systems in working condition, however, LANDLORD shall not be required to increase the heating or cooling capacity of the existing HVAC system; ~~TENANT shall obtain an HVAC maintenance plan approved by LANDLORD under which the HVAC system shall be maintained (routine servicing and air filter changes)~~ but TENANT shall not be required to make any major repairs to or replace the HVAC system. All defective conditions caused by the fault or negligence of TENANT or TENANT's agents, employees, family, guests, visitors or pets shall be paid by TENANT. LANDLORD shall be under no obligation to make any repairs in less than 48 hours after written notice from TENANT to LANDLORD of the need of such repairs, except in emergency situations. ~~TENANT shall pay for the first $150.00 of any repairs of any kind~~, notwithstanding any other provision contained herein, during any one month period of time.

bb **Addendums:** See attachments Exhibit "A", Gauranty

# LEASE

NOTE: See the FACE PAGE for the definition of certain terms used in this LEASE, which face page and terms are incorporated herein by reference.

1. **PARTIES.**

1.1.1 This LEASE (hereinafter referred to for convenience as the "Lease") is made as of the LEASE COMMENCEMENT DATE (as defined on the FACE PAGE) by and between LANDLORD (as defined on the FACE PAGE) and TENANT (as defined on the FACE PAGE).

2. **DEMISED PREMISES.**

2.1.1 LANDLORD hereby leases and demises unto TENANT, and TENANT hereby leases from LANDLORD, for the LEASE TERM (as defined on the FACE PAGE), commencing on the LEASE COMMENCEMENT DATE (as defined on the FACE PAGE) and ending on the LEASE EXPIRATION DATE (as defined on the FACE PAGE), upon the terms and conditions set forth in this Lease, the DEMISED PREMISES (as defined on the FACE PAGE).

2.2 The use and occupation by the TENANT of the DEMISED PREMISES shall include the right to the nonexclusive use, in common with others, of all such association amenities designed for common use, as have been or may be installed by LANDLORD, and of such other and further facilities as may be provided or designated from time to time by LANDLORD for common use, subject expressly, however, to the terms and conditions of this Lease, and to reasonable rules and regulations for the use thereof, as prescribed from time to time by LANDLORD.

3. **POSSESSION.**

3.1 Delivery of possession within the meaning of this Lease shall be deemed to have occurred on the LEASE COMMENCEMENT DATE unless otherwise specifically agreed by LANDLRD and TENANT, and shall be accompanied by LANDLORD's delivery to TENANT of the keys to the DEMISED PREMISES. If LANDLORD is required to make any improvements to the Demised Premises, TENANT shall be given a reasonable opportunity to walk through the Demised Premises prior to the LEASE COMMENCEMENT DATE.

3.2 LANDLORD agrees that upon the date of delivery of possession to the TENANT, the DEMISED PREMISES, except for such work as may be required to be performed by TENANT, shall be free of all violations, orders or notices of violations of all public authorities which would directly prohibit TENANT from conducting its business.

3.3 Upon delivery of possession as set forth in paragraph 3.1 above, TENANT shall conclusively be deemed to have accepted the DEMISED PREMISES and to have acknowledged that the DEMISED PREMISES are in the condition as required by this Lease.

4. **USE.**

4.1 TENANT shall use and occupy the DEMISED PREMISES solely and exclusively for the conduct of permitted use (as defined on the FACE PAGE) and for no other purpose whatsoever. In no event shall TENANT, without LANDLORD'S consent, which consent shall not be unreasonably withheld, change the character of its business or conduct business that is not described as TENANT'S business.

4.2 Tenant shall not engage in conduct which causes Landlord's casualty insurance policy premium to increase because of such conduct, unless Tenant pays the increased premium for such policy of insurance.

4.3 Tenant shall not dispose of any hazardous or toxic material on the Premises, and shall not otherwise contaminate the Premises beyond limits allowed by governmental entities, or as reasonably required by Landlords. Tenant agrees to indemnify LANDLORD for any and all costs and expenses, including attorney fees, engineering fees, testing costs, and remediation costs, for any contamination by any petroleum product or any other toxic substance discovered on the Premises during the term of this lease, or which may be traced to Tenant after the termination of this lease. Tenant shall not allow any "hazardous" or "toxic" materials, as defined under applicable state and federal law, specifically including, without limitation, Chapter 376, Florida Statutes and Section 17-61, Florida Administrative Code, to touch an soil or surface area of the Premises. Tenant agrees to keep Landlord informed of all governmental requirements and Tenant's compliance therewith concerning Tenant's activities on the Premises which are subject to governmental regulation, including but not limited to regulations concerning hazardous or toxic materials.

4.4 Tenant shall promptly execute and comply with all covenants and restrictions, and other rules, regulations and requirements that may be imposed by or upon Landlord. Tenant shall comply with the reasonable rules and regulations established or to be established by Landlord from time to time. Tenant shall not park or store any vehicles, boats, trailers in

areas not authorized in writing by Landlord for such use, and any violators shall be towed away at owners expense. Tenant shall not use the demised premises, or any part thereof, or permit the same to be used for any illegal, immoral or improper purpose; and shall not make, or permit to be made, any disturbance, noise or annoyance whatsoever detrimental to the premises or the comfort and peace of persons in the vicinity of the premises

5. **TERM.** This Lease shall be effective from and after mutual execution by Tenant and Landlord. The Term of this Lease shall be for a period commencing at 12:01 A.M. local time on the LEASE COMMENCEMENT DATE, and expiring at 11:59 P.M. local time on the LEASE EXPIRATION DATE. If the Lease Term conflicts with the difference between the stated Lease Commencement Date and the stated Lease Expiration Date, any discrepancy will be resolved in favor of the stated Lease Commencement Date.

6. **RENT.**

6.1 **MINIMUM BASE RENT.** TENANT covenants and agrees to pay LANDLORD the MINIMUM BASE RENT (as defined and set forth on the FACE PAGE) together with all required sales, excise tax and other applicable taxes, in advance in equal monthly installments, without deductions or set-off, and without prior demand therefore, on the FIRST DAY of each calendar month during the term of this Lease. Such MINIMUM BASE RENT shall commence to accrue and be due and payable on the RENT COMMENCEMENT DATE. If the RENT COMMENCEMENT DATE is other than the first calendar day of a month, the first rental payment hereunder shall be a prorated amount based on the number of days remaining in the month from the RENT COMMENCEMENT DATE to the first day of the following month. If the RENT COMMENCEMENT DATE is not stated, then all rent shall commence on the LEASE COMMENCMENT DATE.

6.2 **ADDITIONAL RENT.**

6.2.1 In addition to the foregoing MINIMUM BASE RENT, all other payments to be made by TENANT under this Lease, specifically including but not limited to the LATE CHARGES, COMMON AREA MAINTENANCE FEES, REAL PROPERTY TAXES, and FIRE AND EXTENDED COVERAGE INSURANCE required herein, shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur; and LANDLORD shall have the same remedies for failure to pay the same as for a non-payment of minimum rent. LANDLORD, at its election, shall have the right , but not the obligation, to pay or do any act which requires the expenditure of any sums of money by reasons of the failure or neglect of TENANT to perform any of the provisions of this Lease, (provided Landlord informs Tenant in writing of Tenant's failure to perform and Tenant fails to respond within five (5) business days.) and in the event LANDLORD shall, at its election, pay such sums, do such acts requiring the expenditure of monies pursuant to the terms of this Lease, TENANT agrees to pay LANDLORD, upon demand, all such sums, and the sums so paid by LANDLORD, shall be deemed additional rent and be payable as cash.

6.2.2 TENANT shall pay LANDLORD any and all sales or use tax or excise tax imposed or levied against rentals or any other change or payment required under this Lease to be made by TENANT which has been imposed or levied on or against the same by any governmental agency having, or purporting to have, jurisdiction there over.

6.3 **FREE RENT PERIOD.** If the FACE PAGE provides for a Free Rent Period, or if the RENT COMMENCMENT DATE is after the LEASE COMMENCEMENT DATE, all improvements installed by Tenant during the Free Rent Period, shall belong to LANDLORD and shall remain part of the PREMISES at the end of the Lease Term.

7. **COMMON AREA MAINTENANCE FEES.**

7.1 Commencing on the LEASE COMMENCEMENT DATE or as otherwise set forth on the FACE PAGE, TENANT agrees to pay to the LANDLORD throughout the term of this Lease its proportionate share of the OPERATING COST (herein called "CAM") as hereinafter defined, as addition rent as specified in paragraph 6.2.

7.2 LANDLORD shall make every effort to minimize all costs and expenses included in the CAM, and agrees to limit all costs and expenses charged by LANDLORD or any affiliate in which LANDLORD is a controlling owner, and any other cost or expense over which LANDLORD has control, to no more than five (5%) percent increase calculated on a cumulative, annually compounding basis, calculated from the actual charges during the first full calendar year of the Lease Term.

7.3 For the purpose of this paragraph, the OPERATING COST shall mean the total cost and expense incurred in operating and maintaining the COMMON FACILITIES, as hereinafter defined, actually used or available for use by TENANT and the employees, agents, servants, customers and other invitees of TENANT, EXCLUDING solely and only any items of expense, if any, attributable to principal and interest payments in respect of LANDLORD'S mortgage financing, but SPECIFICALLY INCLUDING (a) wages and salaries of Landlord's employees who maintain the common area or management fees charged by a 3rd party management company, not to exceed 4% of the Property's gross revenue, (b) costs of maintaining, cleaning, and repairing existing common area structures, (c) costs to maintain and repair the sidewalks and

curbs, (d) maintaining existing landscaping, (e) maintaining existing lighting facilities, (f) security guards, if any, (g) removal of refuse and debris, (h) common area utilities at same rates as the local utility providers charge for comparable services, and (i) liability insurance on the common areas. Tenant's obligation to pay management fees charged on services rendered shall be limited to five percent (5%) of actual costs.

7.4 CAM shall, without limitation, exclude the following: (a) administrative overhead, including but not limited to, legal fees on specific tenant matters, auditing fees, consulting fees and accounting fees, but this section shall permit legal and consulting fees related to Real Estate Taxes, (b) costs of correction of prior Landlord work in common areas to bring Common Areas into compliance with changes in the Americans with Disabilities Act since Common Areas were built, (c) costs of removing and disposing of hazardous materials brought to the SHOPPING CENTER by Landlord, as defined by any governmental authority, agency or law, (d) costs of structural repairs or alterations to the shopping center, (e) costs of remodeling or renovating the shopping center, but excluding normal maintenance, repainting, sealing and restriping of the driveway or parking lot, (f) any "reserves" or reserve accounts, (g) costs of roof replacements unless amortized over its useful life, and (h) any expenses classified as capital expenditures under the U.S. Internal Revenue Code unless amortized over its useful life, including the depreciation of any such expenses.

7.5 Tenant shall have the right to audit Landlord's CAM charges.

8. **FIRE AND EXTENDED COVERAGE INSURANCE.**

8.1 LANDLORD shall at all times during the term hereof maintain in effect a policy or policies of insurance covering the DEMISED PREISES, providing protection against any peril included within the classification "Fire and Extended Coverage" and at LANDLORD'S option, insurance against sprinkler damage, vandalism, malicious mischief, earthquake damage, and abatement or loss of rent in case of said insured casualties. Commencing as set forth on the FACE PAGE, TENANT agrees to pay to the LANDLORD throughout the term of this Lease its proportionate share of the cost of all such insurance as Addition Rent as specified in paragraph 6.2.

8.2 LANDLORD shall require, that TENANT pay one twelfth (1/12th) of the annual amount estimated by LANDLORD to be due under this paragraph (herein called "Insurance Escrow") with each monthly payment of MINIMUM RENT with appropriate adjustments, if any, to be made upon receipt of actual insurance premium invoice. LANDLORD may, within LANDLORD's sole discretion, elect to include the Insurance Escrow allowed herein in the Initial Common Area Maintenance Fee calculation, so the Insurance Escrow may not be a separate charge.

8.3 TENANT agrees that it shall not keep, use, sell or offer for sale in or upon the DEMISED PREMISES any article or thing which may be prohibited by the standard form of fire insurance policy. TENANT agrees to pay any increase which may be carried by the LANDLORD on the DEMISED PREMISES or the building(s) of which it is a part, resulting from a violation of the foregoing, whether or not the LANDLORD has consented to or otherwise waived the same. In determining whether increased premiums are the result of the TENANTS use of the DEMISED PREMISES, a schedule, issued by the organization in making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate of the DEMISED PREMISES.

8.4 In the event that the TENANTS occupancy causes any increase in premium for the fire, boiler and/or casualty rates on the DEMISED PREMISES or any part thereof above the lease hazardous type of occupancy legally permitted in the DEMISED PREMISES, the TENANT shall pay the additional premium on the file, boiler and/or casualty insurance policies by reason thereof.

9. **REAL PROPERTY TAXES.**

9.1 Commencing as set forth on the FACE PAGE, TENANT agrees to pay to the LANDLORD throughout the term of this Lease all real estate taxes and all assessments, with allowance for any discount, which may be levied against the DEMISED PREMISES (including the fee interest, the leasehold interest, and otherwise) by the local tax authorities and all other governmental agencies, as Addition Rent as specified in paragraph 6.2.

9.2 LANDLORD shall require, that TENANT pay one twelfth (1/12th) of the annual amount estimated by LANDLORD to be due under this paragraph (herein called "Tax Escrow") with each monthly payment of MINIMUM ANNUAL RENT with appropriate adjustments, if any, to be made upon receipt of actual tax bills. LANDLORD may, within LANDLORD's sole discretion, elect to include the Tax Escrow allowed herein in the Initial Common Area Maintenance Fee calculation, so the Tax Escrow may not be a separate charge.

10. **TIME AND PLACE OF PAYMENT.**

10.1 TENANT shall promptly pay all rentals and other charges and render all statements herein prescribed at LANDLORD'S ADDRESS, as set forth on the FACE PAGE hereof, or to such other person or corporation, and at such other place, as may be designated from time to time by LANDLORD in writing. If LANDLORD shall pay any monies or incur

any expenses in correction of any violation of any covenant, undertaking, or agreement of TENANT as is set forth in this Lease, the amounts so paid or incurred shall, at LANDLORD' S option and on notice to TENANT, be considered additional rent payable by TENANT with the next installment of rent thereafter to become due and payable and may be collected or enforced as by law provided in respect to payment of rent.

11. **LATE CHARGE AND CHECK FEE.**

11.1 If any part of the rent or other money payments due hereunder shall remain due and unpaid for four (4) days next after the same shall become due and payable, TENANT shall pay to LANDLORD a late charge of 5% of the past due Rent, plus interest at the maximum rate allowed by law until paid, as Addition Rent as specified in paragraph 6.2. Tenant understands that payment by mail may require early mailing. A late charge shall be due for any checks dishonored. In addition to the foregoing, LANDLORD may, in LANDLORD's sole discretion, require TENANT to pay to LANDLORD, a security deposit, or an additional security deposit in the amount of one month MINIMUM BASE RENT.

11.2 If TENANT's check or other form of payment is dishonored, a charge of $150.00 may be charged by LANDLORD as additional rent. LANDLORD may require all future rent and other charges to be paid by cash or in cash equivalent for any reason, at any time. The check fee shall be in addition to any late charge

12. **SECURITY DEPOSIT.**

12.1 Tenant agrees to pay a security deposit in the amount stated on the FACE PAGE upon the execution of this Lease agreement. Such security deposit shall stand as an assurance fund for the performance by Tenant of all the terms and conditions of this rental agreement and for Tenant's obligations under the law to Landlord. Upon any default by TENANT hereunder all or part of said SECURITY DEPOSIT may, at LANDLORD'S sole option, be applied on account of such defaults, and thereafter TENANT shall promptly restore the resulting deficiency in said DEPOSIT. TENANT hereby irrevocably waives the benefit of any provision of law requiring such DEPOSIT to be held in escrow or by a third party, and said DEPOSIT shall be deemed to be the property of LANDLORD and may be co-mingled by LANDLORD (with its own funds). LANDLORD may actually deliver or merely credit the funds deposited hereunder by TENANT to the purchaser of LANDLORD's interest in the DEMISED PREMISES in the event that such interest be sold; and, thereupon, LANDLORD shall be by virtue of such circumstances and these terms fully, finally and absolutely discharged from any further liability with respect to such DEPOSIT and this provision shall also apply to the benefit of any and all subsequent transferees. TENANT agrees that TENANT will look solely to the LANDLORD or its successor(s) in interest, as applicable, for the return of its security deposit, but strictly in any event under the terms of this Lease, and not in any event to any mortgagee who has assumed LANDLORD' S position, either by mortgagee in possession foreclosure or the acceptance of a deed in lieu thereof, unless said mortgagee shall have first writing actually acknowledged receipt of that specific security deposit.

13. **RELATIONSHIP OF PARTIES.** Anything contained in this Lease to the contrary notwithstanding, it is specifically agreed that LANDLORD shall in no event be construed or deemed to be a partner or engaged in a joint venture with, or an associate of, TENANT in the conduct of its business and that LANDLORD shall absolutely not be liable for any debts or other liabilities of any kind or sort whatsoever incurred by TENANT in the conduct of its business or otherwise. Nothing contained in this Lease shall be deemed or construed to confer upon LANDLORD any interest in the business of the TENANT. The relationship of the parties during the term of this Lease shall at all times be solely that of LANDLORD and TENANT.

14. **COMMON FACILITIES.** All facilities furnished by the subdivision homeowners association and designated for the general use, in common, of occupants of the subdivision, including TENANT hereunder, their respective officers, agents, employees and customers, including, but not limited to, any of the following which may have been furnished by LANDLORD such as parks, parking areas, driveway, entrances and exits thereto, and other similar facilities, shall at all times be subject to the exclusive control, administration and management of LANDLORD.

15. **PUBLIC UTILITIES.** In addition to all rentals herein specified, unless services or utilities are provided by LANDLORD, TENANT shall pay for all utilities of whatever kind or sort, used, installed or consumed in or upon the DEMISED PREMISES and all electric, water and sewer charges, as and when the various respective charges therefore shall become due and payable.

16. **REPAIRS.**

16.1 TENANT shall keep and maintain at TENANT'S sole expense, not to be reimbursed, by LANDLORD, the interior of the DEMISED PREMISES, together with all fixtures and all electrical, plumbing, heating, air conditioning and all other mechanical and other installation therein, all doors, and all plate glass and door and window glass, in good working order and proper repair, using materials and labor of kind and quality equal to, or better than, the original work, and shall surrender the DEMISED PREMISES at the expiration or earlier termination of this Lease in as good condition as when received, excepting deterioration caused by mere ordinary wear and tear and damage by fire or other casualty of the kind actually insured against by TENANT in standard policies of fire insurance with extended coverage.

16.2 HVAC REPAIR AND MAINTENANCE. In addition, Tenant agrees to maintain, at Tenant's sole expense, a quarterly maintenance contract with a licensed air conditioning contractor to service the air conditioning units located on the Premises. Tenant shall furnish to Landlord, at the end of each quarterly period, a copy of said quarterly service report. Not later than thirty (30) days prior to the Commencement Date of this Lease and annually thereafter, Tenant shall furnish Landlord a copy of the air conditioning maintenance contract described above. Nothing stated hereinabove shall limit Tenant's obligation to maintain the air conditioning unit in good condition and repair throughout the term of this Lease. The HVAC system shall be delivered to the Tenant at the beginning of the term, and returned to Landlord at the end of the Lease term, in good condition and working order, normal wear and tear excepted.

16.3 Except only and solely as specifically provided in any, written attachment to this Lease signed by LANDLORD, LANDLORD shall have no obligation to repair, maintain, alter or modify in any respect whatsoever the DEMISED PREMISES or any part or portion thereof, or any plumbing, heating, electrical, air conditioning or other mechanical or other installation therein. Under no circumstances whatsoever shall LANDLORD be obliged to repair, replace or maintain any plate glass or door or window glass unless due to Landlords' negligence.

16.4 LANDLORD agrees to keep in good order, condition and repair the roof (including keeping the roof watertight), foundations, exterior (including exterior painting and finish), all structural portions of the Demised Premises (and of the building in which the Leases Premises are located) and all plumbing and utility lines not exclusively serving and not located within the Demised Premises, including fire sprinklers, in compliance with all applicable laws. All such repairs shall be paid out of the CAM fees provided herein.

17. **TENANTS'S RIGHT TO MAKE ALTERATIONS.** TENANT covenants and agrees that it shall not make any structural alterations, exterior improvements or additions to or upon the DEMISED PREMISES during the term of this Lease or any extension hereof, if any, without first obtaining the prior, specific written consent of LANDLORD consent not to be unreasonably withheld. TENANT shall not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the DEMISED PREMISES without first obtaining the prior, specific written consent of the LANDLORD consent not to be unreasonably withheld on reasonable prior written notice to LANDLORD. All alterations, improvements and additions made by TENANT as aforesaid shall remain upon the DEMISED PREMISES at the expiration or earlier termination of this Lease and shall become the property of LANDLORD upon installation, unless LANDLORD shall, prior to the termination of this Lease, have give written notice and direction to TENANT to remove the same at TENANT'S sole cost and expense, in which event TENANT shall at its expense remove such alterations, improvements and additions and restore the DEMISED PREMISES to the same good working order and condition in which it was at the commencement of the lease term. Should TENANT fail so to do, LANDLORD may do so, at LANDLORD' S option, collecting in such instance the cost and expense thereof from the TENANT as additional rent. Not-withstanding anything to the contrary, TENANT may use the Franchiser's standard interior decor.

18. **AFFIRMATIVE COVENANTS OF TENANT.**

18.1 TENANT agrees:

18.1.1 To comply with any and all requirements of any applicable of authorities having, or purporting to have, jurisdiction and with the terms of any State, Federal, or local statute, ordinance, or regulation applicable to TENANT or its use of the DEMISED PREMISES and to save and hold LANDLORD harmless from, and by these terms to indemnify, defend and hold harmless LANDLORD for, any and all penalties, fines, costs, expenses or damages, including, without limitation, LANDLORD'S reasonable attorneys fees resulting from TENANTS failure to do so, and

18.1.2 To give LANDLORD prompt written, full, complete, and specific notice of any major accident, fire, damage, or injury whatsoever occurring in, on or to the DEMISED PREMISES, and

18.1.3 To keep all garbage and refuse in the kind of container specified by LANDLORD and to place the same outside of the DEMISED PREMISES prepared for collection in the manner and at the times and places specified by LANDLORD in accordance with all regulations of the public authorities having, or purporting to have, jurisdiction, and

18.1.4 To keep the DEMISED PREMISES clean, orderly, sanitary and free from objectionable odors and from insects, vermin and other pests and, with affirmative action, to disallow the usage and possession of any illegal substance in, and or upon the DEMISED PREMISES, and

18.1.5 To comply with all reasonable rules and regulations of LANDLORD in effect at the time of the execution of this Lease and at any time or times promulgated by LANDLORD which LANDLORD in its reasonable discretion shall deem necessary or appropriate in connection with the DEMISED PREMISES, and the homeowner association covenants, rules and regulations, including, without limitation, the installment of such fire extinguishers and other safety equipment as LANDLORD may reasonably require, and

18.1.6 That TENANT shall forthwith pay all liens of contractors, subcontractors, mechanics, laborers, and materialmen and all other items of like character excepting same that Landlord contracts for and that TENANT does hereby indemnify, defend and hold harmless LANDLORD against all legal costs and charges, bond premiums for release of liens, including all attorneys fees of LANDLORD incurred in and about the prosecution or defense of any suit in

discharging the DEMISED PREMISES and, alternatively, thereof from any liens, charges, judgments, or encumbrances caused or suffered to be caused, directly or indirectly, by TENANT, and that all the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent, and

18.1.7 To be responsible for and to pay before delinquency all municipal, county or state taxes assessed during the term of this Lease excluding those set forth in section 9 which shall be paid directly to Landlord each month against any leasehold interest or personal property of any kind, owned or placed in, upon or about the DEMISED PREMISES by the TENANT, and

18.1.8 To comply fully with all fire and safety codes, rules, and regulations, in effect from time to time during the term of this Lease, of the public authorities having, or purporting to have.

19. **NON-RESPONSIBILITY FOR CONSTRUCTION.**

19.1 TENANT shall not have any authority to create any liens for labor or material on or against the LANDLORD' S interest in the DEMISED PREMISES or the SHOPPING CENTER and all persons contracting with the TENANT for the destruction or the removal of any building or for the erection, installation, alteration, or repair of any building or other improvements in, on or to the DEMISED PREMISES; and all materialmen, contractors, subcontractors, subcontractors, mechanics and laborers are hereby charged with notice that they must look solely and only to the TENANT'S interests only in the DEMISED PREMISES to secure the payment of any bill for work done or material furnished during the rental period created by this Lease and, specifically, not to the LANDLORD or the LANDLORD' S interest. TENANT agrees that it will include the language of this paragraph in any contract or agreement for any work done by TENANT in the DEMISED PREMISES. The provisions of this subparagraph may be recorded by LANDLORD at any time.

19.2 The interest of Landlord shall not be subject to liens for improvements made by or materials supplied for Tenant. Any mechanic's lien or any other lien shall extend to, and only to, the right, title and interest which Tenant has in the demised premises. Tenant shall notify each contractor or materialmen making any improvements or supplying any materials to the Premises of this provision in the Lease.

20. **NEGATIVE COVENANTS OF TENANT.** TENANT agrees that it will not do any of the following without the express, specific, prior consent in writing of the LANDLORD:

20.1 Use or operate any machinery or equipment that, in LANDLORD'S sole opinion, is harmful to the building or disturbing to other tenants in the building or the subdivision of which the DEMISED PREMISES is a part.

20.2 Do, or suffer to be done, any act, manner of thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the DEMISED PREMISES or any part thereof, or whereby the same shall be rated at a more hazardous risk than at the date when TENANT received possession hereunder; in case of a breach of this covenant, in addition to all other remedies of LANDLORD hereunder, TENANT agrees to pay to LANDLORD as additional rent any and all increase or increases of premiums on insurance carried by LANDLORD on the DEMISED PREMISES, caused in any way by the occupancy or use of TENANT.

20.3 Penetrate the roof of the DEMISED PREMISES without LANDLORD'S written consent. TENANT shall be responsible for the repair of roof leaks caused by such penetration even though TENANT has obtained LANDLORD'S prior written consent thereto.

21. **RIGHTS OF LANDLORD.**

21.1 LANDLORD reserves, without limitation to any and all of LANDLORD'S other rights under this Lease, the following rights with respect to the DEMISED PREMISES.

21.1.1 Upon forty eight (48) hours prior notice, and without prior notice in case of an emergency, LANDLORD or its duly authorized agents or designees, may go into and upon the DEMISED PREMISES, and every part thereof, and inspect the DEMISED PREMISES.

21.1.2 In the case of an emergency which may adversely affect the condition of the Shopping Center or the Demised Premises, after reasonable notice and reasonable opportunity is given to TENANT to make repairs, LANDLORD at its option may such make repairs, to the DEMISED PREMISES, and recover the cost of such repairs from TENANT as additional rent.

21.1.3 During the last 90 days of the term of this Lease, and during the last 90 days of any extension hereof, Landlord and/or Landlord's authorized real estate agent(s) shall have the right to enter the Premises at any time between 9:00 a.m. in the morning and 4:00 p.m. at night each day, with 48 hours prior notice to Tenant, for the purpose of showing the Property to prospective buyers and/or new tenants, and may not install a for sale or for lease sign in the front window of the Property at any time during the term of the lease. Tenant agrees to cooperate with Landlord and Landlord's authorized real estate agent in making the Property available for inspection to prospective purchasers and/or tenants, in maintaining the Property in reasonably clean condition to show to prospective purchasers and/or tenants.

22. **DAMAGE TO PREMISES.**

22.1 If the DEMISED PREMISES shall be damaged by fire, the elements or other casualty not due to TENANTS negligence or willful acts or omissions, but are not thereby rendered untenable in whole or in part, LANDLORD

shall, but only out of insurance proceeds, cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence the DEMISED PREMISES shall be rendered untenable only in part, LANDLORD shall, but only out of insurance proceeds, cause the damage to be repaired, and the MINIMUM BASE RENT meanwhile shall be abated proportionally as to the portion of the DEMISED PREMISES rendered untenable. If LANDLORD cannot repair from insurance proceeds or other monetary funds, the Lease may be terminated by TENANT. If the DEMISED PREMISES shall be rendered wholly untenable and LANDLORD is not able to provide reasonable assurance that the DEMISED PREMISES will be substantially restored to tenable condition within one hundred twenty days, either LANDLORD or TENANT may terminate the lease by giving written notice to the other. Nothing contained in this Lease shall require or be deemed or construed to require LANDLORD to make any repairs to those elements of the DEMISED PREMISES other than those initially provided by LANDLORD to TENANT. Otherwise, TENANT shall continue to pay the full monthly rent.

23. **INDEMNIFICATION, LIABILITY AND INSURANCE.**

23.1 TENANT shall and hereby does indemnify and defend LANDLORD and save it harmless from and against any and all claims, causes of action, actions, damages, liability and expense including, without limitation, attorneys fees in connection with any and all of loss of life, personal injury and damage to property occurring in or about, or arising out of or relating to, directly or indirectly in any manner whatsoever, the DEMISED PREMISES adjacent sidewalks and loading platforms or areas, and the COMMON FACILITIES or occasioned wholly or in part by any act or omission of TENANT, its agents, contractors, customers, invitees, principals, directors, officers, or employees.

23.2 TENANT shall at all times during the term of this Lease keep and maintain in full force and effect at its own sole cost and expense broad form comprehensive general public liability insurance in companies acceptable to LANDLORD sufficient to cover such indemnification and naming as insured both LANDLORD and TENANT with minimum limits of One Million and 00/100 Dollars (U.S. $1,000,000.00) on account of bodily injuries to or death as the result of any one accident, occurrence or disaster, and Fifty Thousand Dollars (U.S. $50,000.00) on account of damage to property and TENANT shall promptly deposit the a copy of the policy or policies of such insurance with LANDLORD.

23.3 TENANT shall during the entire term of this Lease keep and maintain in full force and effect at its own sole cost and expense an all risk policy of insurance upon all of the plate glass in the DEMISED PREMISES, in which policy both LANDLORD and TENANT shall be named as parties covered thereby as their respective interests may appear. TENANT shall furnish LANDLORD with a certificate of insurance or other evidence acceptable to LANDLORD that such insurance is in force and evidence acceptable to LANDLORD that the premiums have been paid by TENANT at least ten (10) days prior to the date TENANT is to open its business in the DEMISED PREMISES.

23.4 TENANT shall, at all times during the term of this LEASE keep and maintain in full force and effect at its own sole cost and expense an all risk insurance policy in companies acceptable to LANDLORD, equal to the replacement costs of TENANTS betterments and improvements in and on the DEMISED PREMISES and naming LANDLORD as an insured to the full extent of such betterments and improvements.

23.5 TENANT shall furnish LANDLORD, on or before TENANT takes occupancy, certificates of insurance evidencing the coverages required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of such policy without giving ten (10) days prior written notice thereof to LANDLORD.

23.6 In the event TENANT fails to comply with any of the provisions of this Paragraph 20, then LANDLORD, in addition to all other remedies under this Lease and at law, shall be entitled to an immediate judicial injunction prohibiting TENANT from being in possession of the DEMISED PREMISES and from conducting any business in the DEMISED PREMISES.

24. **WAIVER OF CLAIMS.**

24.1 LANDLORD and LANDLORDS agents, employees and contractors shall not be liable for, and TENANT hereby irrevocably and unconditionally waives and releases all claims for damage to person(s) or property sustained by TENANT or any person claiming by, through, or under TENANT resulting from any fire, accident, occurrence or condition in or upon the DEMISED PREMISES of the building(s) of which it shall be a part, including but not limited to such claims for damage resulting from (I) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks of the Demised Premises, (ii) any equipment or appurtenance becoming out of repair, (iii) the bursting, leaking or running of any tank, wash stand, water closet, waste pipe, sprinkler head or pipe, drain or any other pipe or tank in, upon or about such building or the DEMISED PREMISES, (iv) the backup of any sewer pipe or downspouts, (v) the escape of steam of hot water, (vi) water being upon or coming through the roof or any other place upon or near such building or premises or otherwise (vii) broken glass and (ix) any act or omission of co-tenants or other occupants of said building or of adjoining or contiguous property or buildings.

24.2 LANDLORD and TENANT agree that in the event the DEMISED PREMISES or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extend of insurance proceeds and that all policies of fire and/or extended coverage or other insurance covering the DEMISED PREMISES or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any.

25. **ASSIGNING, MORTGAGING, SUBLETTING.** Except as otherwise set forth herein, including any Exhibit, TENANT agrees not to assign, mortgage, pledge or encumber this Lease, in whole or in part, or to sublet the whole or any part of the DEMISED PREMISES, or to permit the use of the whole or any part of the DEMISED PREMISES by any licensee or concessionaire, without first obtaining the prior, specific written consent of LANDLORD, which consent may or may not be granted in Landlords sole discretion. TENANT agrees that, in the event of any such assignment, subletting, licensing or granting of a concession, made with the written consent of the LANDLORD as aforesaid, it will nevertheless remain unconditionally liable for the performance and financial obligations of all of the terms and conditions and covenants of this Lease. No consent to any assignment, encumbrance or subletting shall constitute a further waiver of the provisions of this section. Any such assignment, encumbrance or subletting without such consent shall be void and shall at LANDLORD' S option constitute a default. If TENANT is a corporation, and if control thereof in any respect whatsoever changes in LANDLORD'S sole but bona fide opinion in any manner whatsoever at any time during the term of this Lease, LANDLORD, at its option and its discretion, maybe giving sixty (60) days prior written notice to TENANT, declare such change a breach of and default under this Lease. The changing of control shall be deemed and construed to include, without limiting the generality of the foregoing, the loss or removal of a key principal of TENANT, and any substantial change in management. LANDLORD hereby consents to the assignment of this Lease, or the subletting of the DEMISED PREMISES, to a wholly owned and controlled subsidiary of TENANT, provided that the TENANT remain fully liable nevertheless as aforesaid. Prior to requesting the consent of LANDLORD to any proposed sublease or assignment. TENANT shall submit to LANDLORD detailed written information concerning the proposed sublessee or assignee, including background information, financial information and references. The LANDLORD shall have the right to deny any requested assignment or subleasing, with or without cause, only upon reasonable cause and shall have the further right to condition its approval to any assignment or subleasing to an increase in the minimum rent payable for the premises which increase shall be in an amount determined by the LANDLORD, in its sole discretion, but which amount shall not be less than the current market leasing rate for comparable premises.

26. **SUBORDINATION.** TENANT agrees that it shall, and hereby does by these terms, fully, absolutely and unconditionally subordinate its rights hereunder to the lien of a mortgage(s), now or hereafter placed against LANDLORD'S (or its successor' s) interest, and alternatively any or all the buildings now or hereafter built or to be built in the SHOPPING CENTER by LANDLORD and to any and all advances, without limitation, made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations, and extensions thereof and that TENANT will from time to time promptly execute upon demand and without charge such documents and instruments in such form and substance as LANDLORD or its mortgagees or its other lenders may require implementing further the foregoing subordination and agreement to subordinate. TENANT further agrees that it shall enter into and execute, without charge, all other documents which any mortgagee or any ground LANDLORD may reasonably request TENANT to enter into and execute, including a subordination, non-disturbance and attornment agreement.

27. **ESTOPPEL CERTIFICATE.** TENANT, upon request of LANDLORD or any holders of a mortgage against the LANDLORD' S interest, shall from time to time without charge deliver or cause to be delivered to LANDLORD or such mortgagee, within ten (10) days from the date of demand a certificate, duly executed and acknowledged in form for recording, certifying, if true, that this Lease is valid and subsisting and in full force and effect and that LANDLORD is not in default under any of the terms of this Lease or specifying, if applicable, any default of LANDLORD.

28. **PERFORMANCE OF TENANT'S COVENANTS.** TENANT covenants and agrees that it shall timely and fully perform all agreements and covenants herein expressed on its part to be performed, that it shall, promptly upon receipt of written notice of non-performance thereof, comply with the requirements of such notice and that, if TENANT shall not comply with such notice to the satisfaction of LANDLORD within thirty days after delivery thereof (or, if such compliance cannot reasonably be completed within thirty days, if TENANT shall not commence to comply within such period and provide a written plan and time schedule for compliance and thereafter in good faith expeditiously proceed to completion with all due diligence) LANDLORD may, at its option, do or cause to be done any or all of the things specified in said notice and in so doing LANDLORD shall have the right to cause its agents, employees and contractors to enter upon the DEMISED PREMISES and in such event shall have no liability whatsoever to TENANT for any loss or damage resulting in any way or manner whatsoever from such action and TENANT agrees to pay promptly upon demand any expense whatsoever incurred by LANDLORD in taking such action, any such sum to be collectible from TENANT as additional rent thereunder.

29. **EVENTS OF DEFAULT.** The occurrence of any one or more of the following shall constitute an event of default hereunder:

29.1 Failure of TENANT to pay when due any installment of rent hereunder or any other sum hereunder required to be paid by TENANT, after notice of each such failure is given by LANDLORD to TENANT in writing, and TENANT fails to make such payments within ten (10) calendar days after such notice is given.

29.2 The filing of a petition by or against TENANT for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of TENANTS property, any reorganization or proceedings under any provisions of the Federal Bankruptcy Code, and assignment by TENANT for the benefit of creditors or the taking possession of the property of TENANT by any governmental officer or agency pursuant to the statutory authority for the dissolution or liquidation of TENANT.

29.3 TENANTS failure to perform or abide by any other term, provision, covenant, agreement, undertaking or condition of this Lease within thirty (30) calendar days after written notice and demand, unless the failure is of such character as absolutely to require more than thirty (30) calendar days to cure, in which event TENANTS failure to proceed immediately, expeditiously, continuously, and diligently to cure fully and completely such failure shall constitute an event of default.

30. **RIGHTS OF LANDLORD UPON DEFAULT BY TENANT.**

30.1 DEFAULT. During any period of time TENANT is in default under the terms of this Lease, as provided in paragraph 28, LANDLORD, in addition to all rights and remedies granted under the laws of the State of Florida, shall have any and all of the following rights:

30.1.1 Landlord may stand by and do nothing with the Demised Premises, and Tenant shall pay the balance of the rent due over the entire remaining LEASE TERM.

30.1.2 LANDLORD may retake possession of the Demised Premises on behalf of TENANT, by eviction or otherwise (such retaking of possession shall not constitute a rescission of the rental agreement nor a surrender of the leasehold estate), and LANDLORD shall relet the Demised Premises as the agent of TENANT upon such terms as LANDLORD deems fair, collect the rent, charge the reasonable cost of advertising, showing and collecting rent for the dwelling.

30.1.3 To terminate the Lease, retake possession of the DEMISED PREMISES for the account of the LANDLORD, and TENANT shall pay any past due rent and other charges due under the Lease..

30.2 Regardless which option LANDLORD may choose above, LANDLORD shall have the option of declaring all rent, including but not limited to MINIMUM BASE RENT and ADDITIONAL RENT, due over the entire remaining LEASE TERM to be accelerated, with such sums to be reduced to present value by a discount rate of two (2) basis points below the Prime Rate of Interest as quoted by the Wall Street Journal or other similar publication, and to be immediately due and payable, together with all sales tax due thereon, and LANDLORD may then proceed immediately to collect all of the unpaid rent called for by this Lease over the entire remaining LEASE TERM, whether or not LANDLORD terminates the LEASE or retakes possession of the PREMISES.

30.3 In any and all litigation between LANDLORD and TENANT the prevailing party shall be entitled to reasonable attorneys fees, taxable costs, and all other expenses at all levels of trial and appeal.

30.4 The rights of the LANDLORD under this Lease shall be cumulative and the failure on the part of the LANDLORD to exercise any rights under this Lease shall not operate to forfeit any of the LANDLORDS rights. The failure of LANDLORD to insist at any time, upon strict performance of any covenants, payments, provisions or conditions of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant, payment, provision condition or option. Notwithstanding anything in this lease to the contrary, Tenant's liability upon material default shall be limited to an amount which shall not exceed six (6) months minimum monthly rent. In no event shall Landlord seek to accelerate rent upon Tenant's default.

31. **TENANT'S RIGHT UPON DEFAULT BY LANDLORD.**

31.1 Should LANDLORD Be in default under any of the terms, covenants or conditions of this Lease, TENANT shall give LANDLORD prompt written notice thereof, and TENANT shall allow LANDLORD a reasonable length of time in which to cure such default, which time shall not, in any event be less than thirty (30) days from the date of LANDLORD's receipt of such notice. If the default cannot be cured within such thirty (30) days, no event of default shall be deemed to have occurred so long as LANDLORD shall commence the curing of such default within the thirty (30) day period and shall thereafter diligently continue the curing of same. Should Landlord fail to cure any default after notice and the appropriate time to cure TENANT shall have the right to perform such non-cured maintenance service and charge LANDLORD for such reasonable out-of-pocket expenditures

32. **LANDLORD'S LIABILITY.**

32.1 Notwithstanding any provisions contained in this Lease or elsewhere now or hereafter to the contrary, TENANT agrees and acknowledges that TENANT shall look solely and only to LANDLORD'S interest in the DEMISED PREMISES in the event of any default or breach by LANDLORD with respect to any of the terms and provisions of this Lease on the part of the LANDLORD to be performed or observed, and no other assets whatsoever of LANDLORD shall be

subject to liability, levy, execution, to other judicial process of award for the satisfaction of TENANTS claim(s) of any sort whatsoever.

32.2 The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns, only during their respective periods of ownership. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, directors, and officers, and Tenant shall look solely to Landlord's then existing interest in the Premises, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, directors, officers, or any of their personal assets for such satisfaction. No other properties or assets of Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of landlord and tenant, or Tenant's use of the Premises. Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) shall be an action for either declaratory judgment or specific performance.

33. **HAZARDOUS MATERIAL.**

33.1 TENANT shall not cause or permit any Hazardous Material to be brought upon kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of LANDLORD (which LANDLORD shall not unreasonably withhold as long as TENANT demonstrates to LANDLORDS reasonable satisfaction that such Hazardous Material is necessary or useful to TENANTS business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If TENANT breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by TENANT results in contamination of the Premises, then TENANT shall indemnify defend and hold LANDLORD harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or if any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, reasonable attorneys fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal state or local governmental agency or political subdivision because of hazardous Material present in the soil or ground water on or under the Premises caused by Tenant, its employees, agents, contractors and invitees. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by TENANT results in any contamination of the Premises, TENANT shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises provided that LANDLORD' S approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

33.2 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Florida or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (I) defined as a "hazardous waste", under Section 403.703(21), Florida Statutes (1987), (ii) defined as a "hazardous substance" under Section 403.703(29) Florida Statutes (1987), (iii) defined as a "toxic of otherwise hazardous substance" under Section 403.771(2) (c), Florida Statutes (1987) (iv) defined as a "toxic substance" under Section 442.102(21), Florida Statutes (1987); (v) petroleum; (vi) asbestos; (vii) defined as a "hazardous substance" under Section 501.065(5), Florida Statutes (1987); (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. Seq. (42 U.S.C. § 6903); or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U/S/C/ § 9601 et. seq. (42 U.S.C. § 9601).

34. **SURRENDER AND HOLDING OVER.**

34.1 TENANT, upon expiration or termination of this Lease, whether by lapse or time or otherwise, agrees peaceably to surrender to LANDLORD the DEMISED PREMISES in broom clean condition and in good working order and repair and as required by Paragraph 11 hereof. In the event that TENANT shall fail to surrender the DEMISED PREMISES upon demand, LANDLORD, in addition to all other remedies available to it hereunder, shall have the right to receive, as liquidation damages for all the time TENANT shall so retain possession of the DEMISED PREMISES or any part or portion thereof, an amount equal double (200%) of the MINIMUM ANNUAL RENT payable at that time during the hold over.

34.2 If TENANT remains in possession of the DEMISED PREMISES with LANDLORD'S consent but without a new lease reduced to writing and fully executed, TENANT shall be deemed to be occupying the DEMISED PREMISES as a tenant at sufferance from month to month, subject otherwise to all terms, provisions, covenants, agreements, undertakings and conditions of this Lease.

35. **CONDEMNATION.**

35.1 TENANT hereby waives any claim of loss or damage to TENANT or right or claim to any part of the award as the result of the exercise of the power of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or portion of all the DEMISED PREMISES of any part or portion of the parking area or of the service entrances or exits or of the SHOPPING CENTER or any part thereof. Should any power or eminent domain be exercised after TENANT is in possession, such exercise shall not void or impair this Lease unless and until the building in which the DEMISED PREMISES is located shall be substantially demolished, and upon the happening of such event of demolition the rentals herein provided shall proportionately abate. In the event of a partial taking or condemnation that shall render the DEMISED PREMISES clearly unsuitable for the business of the TENANT, the term of this Lease shall cease and terminate as of the date of possession being requested by the condemning authority, and TENANT shall have no claim against LANDLORD or the condemning authority for the value of any un expired term of this Lease or otherwise.

35.2 TENANT shall be entitled to any award as may be made for trade fixtures, equipment, relocation, expenses and any other amounts it may seek pursuant to the applicable regulations governing condemnation actions.

36. **NOTICES.** Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and either personally delivered or forwarded by nationally operating overnight courier, Certified Mail, Return Receipt Requested, postage prepaid, addressed to LANDLORD or TENANT, as the case may be, at the addresses respectively on the FACE PAGE hereof. Such addresses may be changed from time to time by either party serving notices as above provided.

37. **SEVERABILITY.** If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

38. **SUCCESSORS AND ASSIGNS.** All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, permitted SUBTENANT and assigns of said parties; and if there shall be more than one TENANT, they shall all be bound jointly and severally by the terms, covenants, and agreements herein, and the word "TENANT" shall be deemed and taken to mean each and every person or partly mentioned as a Tenant herein, be the same one or more and if there shall be more than one TENANT, any notice required or permitted by terms of this Lease may be given by or to any one thereof, and the same shall have the same force and effect as if give by or to all thereof. No rights, however, shall inure to the benefit of any assignee of TENANT unless the assignment to such assignee has been specifically approved by LANDLORD in writing as set forth elsewhere herein.

39. **QUIET ENJOYMENT.** Upon payment by the TENANT of the rent herein provided, and the observance by TENANT of each and every of the terms, provisions, covenants, agreements, undertakings, and conditions on TENANT' S part to be observed and performed TENANT shall peaceably and quietly hold and enjoy the DEMISED PREMISES for the term of this Lease without hindrance or interruption by LANDLORD, or any other person or persons lawfully claiming by, through or under the LANDLORD, subject, nevertheless, to the terms, provisions, covenants, agreements, undertakings and conditions of this Lease.

40. **FORCE MAJEURE.** LANDLORD shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond LANDLORD' S absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, liability to obtain any material, service or financing or through Acts of God.

41. **SCOPE AND INTERPRETATION OF THE AGREEMENT.** This Lease is and shall be deemed, construed and considered to be the only agreement between the parties hereto pertaining to the DEMISED PREMISES. All negotiations and oral agreements acceptable to both parties are included herein. There are no verbal understandings not contained herein. This Agreement, signed by both parties, constitutes a final written expression of all terms of this agreement and is a complete and exclusive statement of those terms, and any and all representations, promises, warranties or statements by LANDLORD or Landlord' s agent that differ in any way from the terms of this written agreement, shall be given no force or effect. The laws of the State of Florida shall govern the validity, interpretation, performance and enforcement of this Lease. The parties intend that there be no third party beneficiaries to this Lease, except only for LANDLORD'S mortgage(s) or other lender(s).

42. **RADON GAS.** Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

43. **GENERAL PROVISIONS.**

43.1 WAIVER OF RIGHT OF REDEMPTON. TENANT hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of TENANT being evicted or dispossessed for any cause or in the event of LANDLORD obtaining possession of the DEMISED PREMISES by reason of violation by Tenant of any of the terms, covenants or conditions of this Lease of otherwise.

**43.2 WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A JURY TRIAL FOR ANY CLAIM OR RIGHT WHICH MAY ARISE OUT OF ANY VIOLATION OR BREACH OF THIS LEASE.**

43.3 VENUE. All actions brought under this Lease shall be brought only in the county in which the DEMISED PREMISES are located.

43.4 TIME.. Time is of the essence of this Lease and applies to all terms, covenants, and conditions contained herein. All "days" set forth in this Lease shall be deemed to be "calendar days" unless specifically stated to the contrary

43.5 CAPTIONS. Any headings preceding the text of the several paragraphs and subparagraphs hereof fare inserted solely for the convenience or reference and shall not constitute a part of this Lease nor shall any of the same affect its meaning, construction or effect.

43.6 RECORDING/MEMORANDUM OF LEASE.. Tenant may not record this Lease or a Memorandum of Lease without the express written consent, and joinder by LANDLORD.

43.7 EFFECTIVE DATE. The effective date of this Agreement ("Effective Date") shall be the date when the last one of the parties hereto has signed this Agreement.

43.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a "pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or "pdf" signature page were an original thereof. Landlord and Tenant agree that any signatures transmitted by facsimile telephone transmission or e-mail shall be deemed to be the original signature of the party sending such execution by fax or e-mail, and Landlord and Tenant agree to cooperate with the other to provide the original document faxed or e-mailed to the other upon reasonable demand therefore.

43.9 EXECUTION BY FAX OR E-MAIL. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a "pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or "pdf" signature page were an original thereof. Landlord and Tenant agree that any signatures transmitted by facsimile telephone transmission or e-mail shall be deemed to be the original signature of the party sending such execution by fax or e-mail, and Landlord and Tenant agree to cooperate with the other to provide the original document faxed or e-mailed to the other upon reasonable demand therefore.

43.10 REAL ESTATE BROKERS. Tenant and Landlord each represent and warrant to the other that no real estate broker, agent, commission salesman, or other person other than as stated on the FACE PAGE have represented the

warranting party in the negotiations for and procurement of this Lease and of the Premises, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any real estate broker, agent, commission salesman or other person (even including the broker or other person or firm excluded above from the warranting party' s warranty of no broker) except if and only as may be provided in a separate written commission agreement signed simultaneously with or before this Lease by the party against whom the commission or compensation is charged. Each party agrees to indemnify and hold the other hereunder harmless from and against any claim for such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims causes of action, damages, costs and expenses (including attorney's fees), associated therewith.

44. Submission of this Lease does not constitute an offer, right of first refusal, reservation of or option for the Premises. This Lease becomes effective as a Lease only upon execution and delivery by both Landlord and Tenant.

**WARNING: PLEASE TAKE NOTICE**

**THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT.**
IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING

*(SIGNATURES ON NEXT PAGE)*

IN WITNESS WHEREOF, TENANT has executed this Lease Agreement on this the 17 day of October, 2017.

(Sign and Date)
*(witnesses are necessary if term is more than one year)*

Signed, sealed and delivered in the presence of:

**ICORE Connect, Inc., a Florida corporation**

Witness One - Signature
Print Name: Scott Malmanger

Witness Two - Signature
Print Name: Robert McDermott

By:
Tenant - Signature

Donald Douglas
Print Name

IN WITNESS WHEREOF, LANDLORD has executed this Lease Agreement on on this the 23rd day of October, 2017.

Signed, sealed and delivered in the presence of:

(Sign and Date)
*(witnesses are necessary if term is more than one year)*

**Lake Butler Plaza Properties, LLC, a Florida limited liability company**

Witness One - Signature
Print Name: Gary E. Brach

Witness Two - Signature Elsa Soto

By Ketan Pandya

dotloop verified 10/24/17 5:01PM EDT

Landlord – Signature

Ketan Pandya/President
Print Name and Title

Exhibit "A"

Drawing

# GUARANTY

This guaranty is entered into, given, made and granted by the undersigned persons, who are the principal owners of **ICORE Connect, Inc., a Florida corporation** (Tenant), for the purpose of inducing the owners of the property described in foregoing Lease Agreement (referred to herein as "Lease") with respect to the property located at

**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240, Winter Garden, FL 34787**

("Premises") to enter into the Lease, and in consideration of the direct and material benefits that will accrue to the undersigned guarantors under the Lease (hereinafter jointly and severally referred to as "Guarantors").

1) Guarantors hereby, absolutely and unconditionally, guarantee payment of all rent due under the terms of the Lease, and absolutely and unconditionally, guarantee performance and compliance with all obligations and duties imposed upon Tenant under the terms of the Lease, and any amended, modifications, extensions and renewals therefore, from time to time. Landlord's action or inaction with respect to any rights which the Landlord arising under the Lease, this guaranty agreement or as otherwise provided by law shall not alter the obligations of Guarantor hereunder. Landlord may pursue any remedy against Tenant without altering the obligations of Guarantor hereunder. No payment by a Guarantor shall entitle it, by subrogation or otherwise, to any rights against Tenant prior to the payment of all obligations under the Lease.

2) The undersigned waive Notice of breach, Demand for possession, and Notice of nonpayment; the right, if any, to the benefit of, or to direct the application of, any security hypothecated to Landlord until all indebtedness of Tenant to Landlord, regardless of its source, has been paid; and the right to require Landlord to proceed against Tenant or to pursue any other remedy in Landlord's power.

3) Guarantors agree to pay the cost of collection of any sums due under this guaranty, including but not limited to all reasonable attorney's fees, both at the trial and appellate levels, and court costs.

4) The undersigned further agree that Landlord may proceed against the undersigned directly and independently of Tenant, and independently of each other if more than one guarantor, and that the cessation of the liability of Tenant for any reason other than full payment (eg. bankruptcy), or any extension, renewal, forbearance, or acceptance, release or substitution of security, or any impairment or suspension of Landlord's remedies or rights against Tenant, shall not in any way affect the liability of guarantor, or any of them.

5) The undersigned further agree to all renewals and extensions of the Lease for any period or periods. Any such renewals and extensions may be made without notice to or the further consent of the undersigned.

WITNESS the execution hereof on the date(s) set forth below.

| Guarantor One - Print Name | Guarantor One - Signature | Date |
|---|---|---|
| Print Residence Address | | |
| Guarantor Two - Print Name | Guarantor One - Signature | Date |
| Print Residence Address | | |

## CERTIFICATE OF SECRETARY

The undersigned, as Secretary of **ICORE Connect, Inc., a Florida corporation** hereby certify as follows:

1. That he/she is the duly elected and presently serving Secretary of the Company and is the keeper of the corporate records and seal of said corporation.

2. That the corporation is in good standing under the laws of the State of Florida, which is its state of incorporation.

3. That Robert P. McDermot, Jr, has been duly appointed President of the corporation and is presently acting in such capacity.

4. That the attached resolution of the governing body of the corporation approving the Lease agreement to which this certificate is attached and authorizing the corporation to into said leases was duly adopted, effective as of the date of this certification.

In witness whereof, the undersigned has executed this Certificate this the 17TH day of ~~August,~~ OCTOBER 2017

Corporate Secretary

*ACTION BY UNANIMOUS WRITTEN CONSENT*
*OF THE DIRECTORS OF*
**ICORE Connect, Inc., a Florida corporation**

*IN LIEU OF A MEETING*

The undersigned, being all of the Directors of the above named corporation hereby unanimously consent to the adoption of the following specified resolution without a meeting, and approve and adopt such resolution with the same force and effect as if they had approved and adopted the same at a duly called meeting of the directors of the corporation, and instruct the Secretary of the corporation to file this document in the minute book of corporation.

RESOLUTION ____

BE IT RESOLVED, that the corporation shall lease the property located at
**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240**
**Winter Garden, FL 34787**
upon the terms and conditions set forth in the Lease Agreement proposed by the owner thereof, a copy of which shall be entered into the minutes of the corporation along with this resolution upon execution thereof, and the CEO of the corporation is hereby authorized to execute and enter into such lease and to take all action necessary to take possession of said property under the terms of said lease.

Dated this the 17th day of ~~August~~ October, 2017.

DIRECTOR - J.D. Smith

DIRECTOR

DIRECTOR - Jeff Stellinga

DIRECTOR

DIRECTOR — Sam Fortenbaugh

DIRECTOR

DIRECTOR - Rob McDermott

DIRECTOR

*ACTION BY UNANIMOUS WRITTEN CONSENT*
*OF THE DIRECTORS OF*
**ICORE Connect, Inc., a Florida corporation**

*IN LIEU OF A MEETING*

The undersigned, being all of the Directors of the above named corporation hereby unanimously consent to the adoption of the following specified resolution without a meeting, and approve and adopt such resolution with the same force and effect as if they had approved and adopted the same at a duly called meeting of the directors of the corporation, and instruct the Secretary of the corporation to file this document in the minute book of corporation.

RESOLUTION ____

BE IT RESOLVED, that the corporation shall lease the property located at
**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240**
**Winter Garden, FL 34787**
upon the terms and conditions set forth in the Lease Agreement proposed by the owner thereof, a copy of which shall be entered into the minutes of the corporation along with this resolution upon execution thereof, and the CEO of the corporation is hereby authorized to execute and enter into such lease and to take all action necessary to take possession of said property under the terms of said lease.

Dated this the 17th day of ~~August~~ October, 2017.

DIRECTOR – J.D. SMITH

DIRECTOR

DIRECTOR – JEFF STELLWAGEN

DIRECTOR

DIRECTOR – SAM FORTENBAUGH

DIRECTOR

DIRECTOR – ROB McDERMOTT

DIRECTOR

*ACTION BY UNANIMOUS WRITTEN CONSENT*
*OF THE DIRECTORS OF*
**ICORE Connect, Inc., a Florida corporation**

*IN LIEU OF A MEETING*

The undersigned, being all of the Directors of the above named corporation hereby unanimously consent to the adoption of the following specified resolution without a meeting, and approve and adopt such resolution with the same force and effect as if they had approved and adopted the same at a duly called meeting of the directors of the corporation, and instruct the Secretary of the corporation to file this document in the minute book of corporation.

RESOLUTION ____

BE IT RESOLVED, that the corporation shall lease the property located at
**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240**
**Winter Garden, FL 34787**
upon the terms and conditions set forth in the Lease Agreement proposed by the owner thereof, a copy of which shall be entered into the minutes of the corporation along with this resolution upon execution thereof, and the CEO of the corporation is hereby authorized to execute and enter into such lease and to take all action necessary to take possession of said property under the terms of said lease.

Dated this the 17th day of ~~August~~ October, 2017.

| | |
|---|---|
| DIRECTOR – J.D. Smith | DIRECTOR |
| DIRECTOR – Jeff Stellinga | DIRECTOR |
| DIRECTOR – Sara Fortenbaugh | DIRECTOR |
| DIRECTOR – R. E. McDermott | DIRECTOR |

*ACTION BY UNANIMOUS WRITTEN CONSENT*
*OF THE DIRECTORS OF*
**ICORE Connect, Inc., a Florida corporation**

*IN LIEU OF A MEETING*

The undersigned, being all of the Directors of the above named corporation hereby unanimously consent to the adoption of the following specified resolution without a meeting, and approve and adopt such resolution with the same force and effect as if they had approved and adopted the same at a duly called meeting of the directors of the corporation, and instruct the Secretary of the corporation to file this document in the minute book of corporation.

RESOLUTION ____

BE IT RESOLVED, that the corporation shall lease the property located at
**3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240**
**Winter Garden, FL 34787**
upon the terms and conditions set forth in the Lease Agreement proposed by the owner thereof, a copy of which shall be entered into the minutes of the corporation along with this resolution upon execution thereof, and the C~~O~~O of the corporation is hereby authorized to execute and enter into such lease and to take all action necessary to take possession of said property under the terms of said lease.

Dated this the 17th day of ~~August~~ October, 2017.

DIRECTOR – J.D. SMITH

DIRECTOR

DIRECTOR – JEFF STELLINGA

DIRECTOR

DIRECTOR – SAM FORTENBAUGH

DIRECTOR

Robert McD [signature]
DIRECTOR – R.B McDERMOTT

DIRECTOR